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                                                                    EXHIBIT 10.2

                                   EXHIBIT C-2

                              EMPLOYMENT AGREEMENT

        AGREEMENT made as of this 1ST day of December, 2002, by and between STRATUS SERVICES GROUP, INC. (referred to herein as "Employer" or "Company") with a principal place of business at 500 Craig Road, Manalapan, New Jersey 07726 and BERNARD FREEDMAN ("Employee") residing at 12663 Promentory Road, Los Angeles, California 90049.

        NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties mutually agree as follows:

    1.  EMPLOYMENT

            Employer agrees to employ Employee, and Employee hereby accepts such employment. The Employee shall serve as a REGIONAL VICE PRESIDENT. However, the Employee may serve in such positions, undertake such duties and have such authority as the Company shall assign to the Employee in its sole and absolute discretion. The Company has the right to change the nature, amount or level of authority and responsibility assigned to the Employee at any time, with or without cause. The Company may also change the title or titles assigned to the Employee at any time, with or without cause. Except as otherwise provided herein the Employee agrees to devote substantially all of his working time and efforts to the business and affairs of the Company. The Employee further agrees that he shall not undertake any outside activities which create a conflict of interest with his duties to the Company, or which, in the judgment of the Board of Directors of the Company, interfere with the performance of the Employee's duties to the Company. Anything to the contrary notwithstanding, (a) Employee shall not be required to relocate as a condition of employment, (b) Employee's duties and responsibilities shall not be increased without his prior written consent, and (c) Employee shall be permitted to work principally from his home.

    2.  DUTY OF LOYALTY

            Employer and employee agree to give each other thirty days notice of their intent to terminate this Agreement and their employment relationship. The parties agree that after the Initial Term (as defined in Section 3), this will be an at-will relationship, which means that either of them can terminate the employment relationship at any time for any lawful reason.

            Employer agrees that (a) Employee shall continue to own and operate Elite Personnel Services, Inc. ("Elite"), which is in the process of selling its business and assets; (b) Employee may engage in activities relating to the collection of accounts receivable of Elite from persons who may be customers of Employer's; (c) Elite intends to sell its business located at its Montebello and Glendale, California offices to U.S. Temp which will continue to operate such business with the assistance of Employee; and
    (d) Employee's activities relating to subsections (a), (b) and (c) shall not be deemed to cause a breach of any of the terms of this Agreement.

    3.  TERM.

            This agreement shall commence as of the date stated above and shall continue until terminated in accordance with the provisions of this Agreement. The "Initial Term" of this Agreement shall be the one year period from the date hereof, or, if "Gross Profits" (as defined below) exceed $2,500,000 for the first year of this Agreement, the Initial Term shall be the two year period from the date hereof. For purposes hereof only and not for purposes of determining the deferred purchase price as set forth in

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    Section 1.2(b) of the Asset Purchase Agreement dated November 19, 2002, between Employer and Elite, "Gross Profits" shall be calculated in the manner set forth in Section 1.2(b) and Schedule 1.2(b) of such Asset Purchase Agreement, except that the amount of worker's compensation insurance premium deducted from gross revenues shall not exceed 10% of such gross revenues. Employer may terminate this Agreement during the Initial Term only for "cause" as defined in Section 4(d) hereof. Employee may terminate this Agreement at any time with or without cause.

    4.  GROUNDS FOR TERMINATION.

    The Employee's employment may be terminated on any of the following grounds:

        (a) WITHOUT CAUSE. The Employee, at any time, or the Company, after the Initial Term, may terminate the Employee's employment, without cause, by giving the other party to this Agreement at least 30 days advance written notice of such termination.

        (b) DEATH. The Employee's employment hereunder shall terminate upon his death.

        (c) DISABILITY. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform the essential functions of his position, even with reasonable accommodation that does not impose an undue hardship on the Company, on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six month period), shall not have returned to the performance of his duties hereunder on a full-time basis (a "disability"), the Company may terminate the Employee's employment hereunder.

        (d) CAUSE. The Company may terminate the Employee's employment hereunder for cause. For purposes of this Agreement, "cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Employee has engaged in or committed: willful misconduct; theft, fraud or other illegal conduct which adversely affects Employer; refusal or unwillingness to substantially perform his duties (other than such failure resulting from the Employee's disability) for thirty (30) days after written demand for substantial performance is delivered by the Company that specifically identifies that manner in which the Company believes the Employee has not substantially performed his duties; any willful act that is likely to have the effect of injuring the reputation or business of the Company; violation of any fiduciary duty; violation of the Employee's duty of loyalty to the Company; or a material breach of any term of this Agreement which has not been cured within 30 days after written notice from Employer which specifically describes such breach. For purposes of this Section 4(d), no act, or failure to act, on the Employee's part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

    5.  EMPLOYEE WARRANTIES

            Employee warrants that he is free to enter into the terms of this Agreement and that he has no obligations inconsistent with unrestrained employment for Employer. Employee further agrees that during this employment, he shall devote substantially all of his working time and attention to the business of the Employer. Employee shall not prepare for, undertake or discuss with other employees of Employer any business or professional employment of any kind which is competitive with Employer.

    6.  COMPENSATION AND BENEFITS

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        Attached hereto and incorporated herein as Exhibit A.

    7.  CONFIDENTIALITY AND TRADE SECRETS

            Employee acknowledges that the manuals, methods, forms, techniques and systems which Employer owns, plans or develops, whether for its own use or for use by or with its clients, are confidential trade secrets and are the property of Employer.

            Employee further acknowledges that he will obtain access to confidential information concerning Employer's clients, including their business affairs, special needs, preferred methods of doing business, methods of operation, key contact personnel and other data, all of which provides Employer with a competitive advantage and none of which is readily available except to employees of Employer.

            Employee further acknowledges that he will obtain access to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience, availability, resumes and other data regarding persons who have applied or been recruited for temporary or permanent employment by Employer, as well as job order specifications and the particular characteristics and requirements of persons generally hired by a client, specific job listings, mailing lists, computer runoffs, financial and other information, all of which provides Employer with a competitive advantage and none of which is readily available except to employees of Employer.

            Employee agrees that all of the foregoing information regarding Employer's methods, clients and employees constitutes valuable and proprietary trade secrets and confidential information of Employer (hereafter "Confidential Information").

    8.  NON-DISCLOSURE AGREEMENT

            Employee agrees that except as directed by Employer, the Employee will not at any time, whether during or after his employment with the Employer, use for any reason or disclose to any person any of the Employer's Confidential Information or permit any person to examine and/or make copies of any documents which may contain or are derived from Confidential Information, whether prepared by the Employee or otherwise, without the prior written permission of Employer.

    9.  AGREEMENT NOT TO COMPETE FOR ACCOUNTS OR PERSONNEL

            Employee agrees that during his employment with Employer and/or the three (3) years after such employment ends, he will not, directly or indirectly, contact, solicit, divert, take away or attempt to contact, solicit, divert or take away any staff employee, temporary personnel, customer, account, business or goodwill from Employer, either for Employee's own benefit some other person or entity, and will not aid or assist any other person or entity to engage in any such activities.

    10. RETURN OF RECORDS AND PAPERS

            Upon the termination of his employment with Employer for any reason whatsoever, Employee agrees to return to an officer of Employer all manuals, records, documents, files and papers pertaining to Employer's business, methods, clients, employees or operations. In the event Employee fails to do so, or in the event Employee shall violate any covenant of this Agreement, Employee agrees to and does waive and forfeit all claims to unpaid compensation, commissions or severance pay, without affecting the right of Employer to compel the return of said records and papers or Employer's right to enforce any covenant of this Agreement.

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            Employee agrees that he has no proprietary interest in any documents or work product developed or used by Employee which in any way arises out of his employment by Employer. Employee shall from time to time, as requested by Employer, do all things which may be necessary to establish or document Employer's ownership of any such work product, including, but not limited to, execution of appropriate copyright applications or assignments.

    11. INJUNCTIVE RELIEF

            Employee recognizes that irreparable damage will result to Employer in the event he violates any covenant contained herein, and agrees that in the event of such violation Employer shall be entitled, in addition to its other legal or equitable remedies and damages, to temporary and permanent injunctive relief to restrain such violation(s) by Employee, without the need to post any injunction bond.

    12. LEGAL FEES

            In the event that legal proceedings are commenced by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorney's fees and costs incurred by the prevailing party in such proceedings.

    13. INTERPRETATION OF AGREEMENT

            Any provision or clause hereof which may be invalidated as prohibited by law shall be ineffective to the extent of such illegality; however, this shall in no way affect the remaining provisions of this Agreement, and this Agreement shall be interpreted as if such clause or provision were not contained herein.

    14. ASSIGNMENT

            Employer may assign this Agreement and Employer's rights hereunder, to a successor or to an affiliated company, provided, however, that any such successor or affiliated company shall expressly agree to be subject to and bound by the terms of this Agreement.

    15. UNDERSTANDING OF PARTIES

            This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements or understandings, oral or written, between Employee and Employer pertaining to the subject matter covered by this Agreement. This Agreement shall not be changed or terminated orally, and no alleged change, termination or attempted waiver of any of the provisions hereof shall be binding unless set forth in a writing signed by both parties hereto. Employee agrees that this Agreement shall remain in full force and effect notwithstanding any permitted changes in job title, job assignment, position or salary. Employee acknowledges that the covenants and conditions of this Agreement are reasonable and necessary for the protection of Employer's business, and that Employee will be able to work and earn a living in the staffing industry even if this Agreement is fully enforced against him/her.

    16. MISCELLANEOUS

            A. All references to he, his or other masculine derivatives in this Agreement shall include she, hers and other feminine derivatives as appropriate.

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            B. Employee agrees and acknowledges that a violation of paragraphs 7 through 10 hereof, will be deemed to constitute gross misconduct within the meaning of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and, therefore, will result in Employee's ineligibility for continued coverage or medical benefits through Employer's group plans.

            C. This Agreement shall be interpreted and construed according to the laws of the State of New Jersey. In the event of an action by either party alleging a violation of this Agreement, the parties hereto agree to service of process by mail.

            D. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any continuing or subsequent breach by Employee or as a waiver by Employer of any past, present or future right granted under this Agreement.

            E. Employee agrees that he will advise any prospective employer of the covenants and restrictions of this Agreement before accepting any offer from another employer.

            F. By signing below, Employee acknowledges receiving a copy of this Agreement. Employee acknowledges and agrees that he is entering into this Agreement voluntarily and of his own free will in order to obtain the benefits of employment and continued employment by Employer. Employee acknowledges and agrees that he has not been coerced or suffered any duress in order to induce him to enter into this Agreement.

            G.
Any notices or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by facsimile (with transmission confirmed), Federal Express, registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address or facsimile number of which the parties may have given notice:

         TO THE SELLER:
         Mr. Bernard Freedman
         Chief Executive Officer
         12663 Promentory Rd.
         Los Angeles, CA 90049

         TO THE BUYER:                            WITH A COPY TO:
         Mr. Joseph J. Raymond                    Suzette Nanovic Berrios, Esq.
         President & CEO                          General Counsel
         Stratus Services Group, Inc.             Stratus Services Group, Inc.
         500 Craig Road, Suite 201                500 Craig Road, Suite 201
         Manalapan, NJ  07726                     Manalapan, NJ  07726

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Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, by facsimile or by Federal Express; or (b) three business days after being sent, if sent by registered or certified mail.

        IN WITNESS HEREOF, the undersigned have hereunto set their hands as of the date first above written.

        Employer:                                    Employee:

By: /s/ Joseph J. Raymond                    /s/ Bernard Freedman
    -----------------------------------      -----------------------------------
Name:   Joseph J. Raymond                    Bernard Freedman
Title:  President and CEO

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                                    EXHIBIT A

        SALARY AND BONUSES. The Employee's base salary shall be $100,000.00 per annum earned and payable bi-weekly.

        EXPENSES. During the term of the Employee's employment, the Employee shall be entitled to receive reimbursement for all reasonable and customary expenses incurred by the Employee in performing services for the Company in accordance with the Company's reimbursement policies as they may be in effect from time to time. In addition, Employee will be entitled to a monthly expense allowance of $5,000.00.

        BENEFITS. The Employee shall be entitled to participate in all employee benefit plans, programs and arrangements of the Company (including, without limitation or agreements and health benefits, insurance, retirement (401K) and vacation plans, programs and arrangements), in accordance with the terms of such plans, programs or arrangements in effect during the period of the Employee's employment and at levels commensurate with other employees in comparable positions. In addition, the Employee shall abide by and be entitled to the same holiday and sick pay policy as is in effect for the corporate staff of the Company. The parties to this Agreement recognize that the Company may terminate or modify such plans, programs or arrangements at any time.

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